Exhibit 3.109

Exhibit 3.109 State of Delaware Secretary of State Division of Corporations  Delivered 05:24 PM 04/30/2008  FILED 05:22 PM 04/30/2008  SRV 080490020 - 2247557 FILE  CERTIFICATE OF AMENDMENT OF AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF TRANSMONTAIGNE INC. TransMontaigne Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware (the “Corporation”), DOES HEREBY CERTIFY: FIRST: That by a vote of a majority of the directors of the Board of Directors of the Corporation and the written consent of the holders of at least 50% of the outstanding shares of the Corporation’s Common Stock and Convertible Preferred Stock, voting together as a single class, on an as-converted basis, resolutions were duly adopted in accordance with Sections 141 and 228 of the General Corporation Law of the State of Delaware pursuant to which the necessary number of shares were voted in favor of this amendment to the Amended and Restated Certificate of incorporation of the Corporation (this “Amendment”), declaring said amendment to be advisable. The resolution setting forth such propose Amendment is as follows: RESOLVED, that Article Four, Section 1 is hereby amended in its entirety to read as follows: “Section 1. The Corporation shall be authorized to issue 1,000 shares of capital stock, which shall all be Common Stock, $0.01 par value.” RESOLVED, that Article Four, Section 2 is hereby amended in its entirety to read as follows: “Section 2. The Common Stock shall have the exclusive right to vote for the election of directors and for all other purposes. Each share of Common Stock shall have one vote, and the Common Stock shall vote together as a single class.” RESOLVED, that Article Four, Section 3 is hereby deleted in its entirety. SECOND: This Amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware. THIRD: That the capital of the Corporation shall not be reduced under or by reason of said amendment. IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment of Amended and Restated Certificate of Incorporation to be signed by Randall J. Larson, its President and Chief Executive Officer, this 30th day of April, 2008. TRANSMONTAIGNE INC. By: /s/ Randall J. Larson Randall J. Larson President and Chief Executive Officer